EX-99.14(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated March 1, 2018, relating to the financial statements and financial highlights of Trust for Advisor Solutions comprising Hatteras Alpha Hedged Strategies Fund, for the year ended December 31, 2017, and to the references to our firm under the headings "Other Service Providers" in the Combined Prospectus and Proxy Statement.

/s/: Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
June 20, 2018